Exhibit No. 99.1
Regis Corporation Reports Continued Profitability for the Third Fiscal Quarter 2024

MINNEAPOLIS, May 1, 2024 -- Regis Corporation (NasdaqGM: RGS), a leader in the haircare industry, today announced financial results for the third fiscal quarter ended March 31, 2024. Matthew Doctor, Regis Corporation’s President and Chief Executive Officer, commented: “In the third quarter, we continued to grow the year-over-year profitability of the Company. We delivered another quarter of growth in same-store-sales, operating income, and adjusted EBITDA. We are continuing our efforts to drive sustainable, long-term growth through our priorities that are focused on improving the customer experience, implementing new technology, supporting the stylist community, and managing our corporate expenses. In addition, the Board continues to review strategic alternatives to assess the Company's capital structure, and we remain dedicated to maximizing value for all of our stakeholders.”

Financial Highlights:
Third quarter fiscal 2024 compared to third quarter fiscal 2023:
•System-wide revenue of $286.8 million declined $12.5 million from $299.3 million and system-wide same-store sales improved 0.5%;
•Operating income of $4.1 million improved $2.1 million from $2.0 million in the 2023 third quarter;
•Franchise adjusted EBITDA of $5.8 million improved $1.0 million from $4.8 million in the 2023 third quarter;
•Net loss from continuing operations of $2.4 million increased $0.2 million from a net loss of $2.2 million in the 2023 third quarter;
•Net loss of $2.3 million increased $0.7 million from a net loss of $1.6 million in the 2023 third quarter; and
•Adjusted EBITDA of $5.0 million improved $0.8 million from $4.2 million in the 2023 third quarter.

Fiscal year-to-date 2024 compared to year-to-date fiscal 2023:
•System-wide revenue of $885.4 million declined $33.3 million from $918.7 million and system-wide same-store sales improved 1.4%;
•Operating income of $16.3 million improved $11.1 million from $5.2 million in the 2023 fiscal year;
•Franchise adjusted EBITDA of $20.1 million improved $2.8 million from $17.3 million in the 2023 fiscal year;
•Net loss from continuing operations of $2.2 million improved $4.3 million from a net loss of $6.5 million in the 2023 fiscal year;
•Net loss of $0.1 million improved $2.5 million from a net loss of $2.6 million in the 2023 fiscal year; and
•Adjusted EBITDA of $18.5 million improved $2.7 million from $15.8 million in the 2023 fiscal year.

Third Quarter Fiscal Year 2024 Consolidated Results

	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in millions, except per share data)	2024	2023	2024	2023

Consolidated revenue	$49.2	$55.8	$153.6	$177.6
System-wide revenue (1)	286.8	299.3	885.4	918.7

System-wide same-store sales comps	0.5%	6.0%	1.4%	5.0%

Operating income	$4.1	$2.0	$16.3	$5.2
Loss from continuing operations	(2.4)	(2.2)	(2.2)	(6.5)
Diluted loss per share from continuing operations	(1.03)	(0.93)	(0.95)	(2.83)
Income from discontinued operations	0.1	0.5	2.1	4.0
Net loss	(2.3)	(1.6)	(0.1)	(2.6)
Diluted net loss per share	(1.00)	(0.71)	(0.06)	(1.12)
Adjusted EBITDA (2)	5.0	4.2	18.5	15.8
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(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Consolidated Revenue
Total consolidated revenue of $49.2 million in the third quarter 2024 and total revenue year-to-date 2024 of $153.6 million declined $6.6 million and $24.0 million, respectively. The decline was driven primarily by a reduction in non-margin franchise rental income and advertising fund contributions and the wind down of loss-generating company-owned salons that generated significant revenue.
Operating Income
Regis reported third quarter 2024 operating income of $4.1 million, an improvement of $2.1 million compared to $2.0 million in the third quarter 2023. Regis reported year-to-date 2024 operating income of $16.3 million, an improvement of $11.1 million compared to $5.2 million in 2023. The year-over-year improvement in operating income for the third quarter 2024 was driven primarily by a decrease in general and administrative expense and the lapping of negative margin franchise product sales in the prior fiscal quarter as part of the wind down of that business. The year-over-year improvement in year-to-date 2024 operating income was driven primarily by our lower general and administrative expense structure, lower depreciation expense and the lapping of a $1.2 million inventory reserve charge in the prior fiscal year.
Loss from Continuing Operations
Regis reported third quarter 2024 net loss from continuing operations of $2.4 million, or $1.03 diluted loss per share from continuing operations, compared to a net loss from continuing operations of $2.2 million, or $0.93 diluted loss per share from continuing operations, in the third quarter 2023. Regis reported year-to-date 2024 net loss from continuing operations of $2.2 million, or $0.95 diluted loss per share from continuing operations, compared to a net loss from continuing operations of $6.5 million, or $2.83 diluted loss per share from continuing operations, in 2023. The year-over-year improvement in both fiscal 2024 periods was driven primarily by an increase in operating income partially offset by an increase in interest expense.
Net Loss
The Company reported third quarter 2024 net loss of $2.3 million, or $1.00 diluted loss per share, compared to a net loss of $1.6 million, or $0.71 loss per diluted share, for the same period last year. The year-over-year decline in the quarter was driven primarily by lower income from discontinued operations and higher interest, partially offset by an increase in operating income. The Company reported year-to-date 2024 net loss of $0.1 million, or $0.06 diluted loss per share, compared to a net loss of $2.6 million, or $1.12 loss per diluted share, for 2023. The improvement is due to higher operating income, offset by less proceeds from discontinued operations and higher interest.

Adjusted EBITDA
Third quarter adjusted EBITDA of $5.0 million improved $0.8 million, compared to adjusted EBITDA of $4.2 million in the same period last year. Year-to-date adjusted EBITDA of $18.5 million improved $2.7 million, versus adjusted EBITDA of $15.8 million in the same period last year. The improvement is primarily driven by our lower general and administrative expense structure.

Third Quarter Fiscal Year 2024 Segment Results
Franchise

	Three Months Ended March 31,		Increase (Decrease)	Nine Months Ended March 31,		(Decrease)

(Dollars in millions) (1)	2024	2023		2024	2023

Royalties	$15.7	$16.0	$(0.3)	$48.0	$49.4	$(1.4)
Fees	2.6	2.5	0.1	7.7	8.3	(0.6)
Product sales to franchisees	—	0.6	(0.6)	0.5	2.2	(1.7)
Advertising fund contributions	5.8	7.8	(2.0)	19.8	24.0	(4.2)
Franchise rental income	23.8	26.6	(2.8)	72.5	85.8	(13.3)
Total Franchise revenue	$47.9	$53.6	$(5.7)	$148.6	$169.7	$(21.1)

Franchise same-store sales comps	0.5%	6.0%		1.3%	5.1%

Franchise adjusted EBITDA	$5.8	$4.8	$1.0	$20.1	$17.3	$2.8
as a percent of revenue	12.2%	9.0%		13.6%	10.2%
as a percent of adjusted revenue (2)	31.8%	25.1%		35.8%	29.0%

Total Franchise salons	4,537	5,057	(520)
as a percent of total Franchise and Company-owned salons	99.6%	98.6%
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(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)Adjusted revenue excludes non-margin revenue. See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Franchise Revenue
Third quarter franchise revenue was $47.9 million, a $5.7 million, or 10.6% decrease compared to the prior year quarter. Year-to-date franchise revenue was $148.6 million, a $21.1 million, or 12.4% decline compared to the prior year. Non-margin franchise rental income was the primary driver of the decline in both periods due to fewer franchise salons in the current year and franchisees renewing their own leases.
Royalties were $15.7 million and $48.0 million, a $0.3 million and $1.4 million, or 1.9% and 2.8% decrease for the third quarter and year-to-date 2024, versus the same periods last year due to fewer franchise salons.
Franchise Adjusted EBITDA
Third quarter franchise adjusted EBITDA of $5.8 million improved $1.0 million and year-to-date franchise adjusted EBITDA of $20.1 million improved $2.8 million year-over-year, primarily due to lower general and administrative expense, partially offset by lower royalties and fees.

Company-Owned Salons

	Three Months Ended March 31,		(Decrease)	Nine Months Ended March 31,		(Decrease)

(Dollars in millions) (1)	2024	2023		2024	2023

Total Company-owned salon revenue	$1.3	$2.2	$(0.9)	$5.0	$7.9	$(2.9)

Company-owned salon adjusted EBITDA	$(0.8)	$(0.6)	$(0.2)	$(1.6)	$(1.5)	$(0.1)
as a percent of revenue	(61.5)%	(27.3)%		(32.0)%	(19.0)%

Total Company-owned salons	20	70	(50)
as a percent of total Franchise and Company-owned salons	0.4%	1.4%
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(1)Variances calculated on amounts shown in millions may result in rounding differences.

Company-Owned Salon Revenue
Third quarter revenue for the Company-owned salon segment declined $0.9 million versus the prior year to $1.3 million. Year-to-date revenue for the Company-owned salon segment declined $2.9 million versus the prior year to $5.0 million. The year-over-year decline in revenue for both periods was expected and driven by the closure of 40 loss generating company-owned salons over the past twelve months.
Company-Owned Salon Adjusted EBITDA
Third quarter Company-owned salon adjusted EBITDA declined $0.2 million year-over-year, due primarily to inventory write-offs related to salon closures.
Year-to-date company-owned salon adjusted EBITDA loss declined year-over-year. Excluding the $1.1 million grant from the state of North Carolina in fiscal year 2023, adjusted EBITDA improved due to the closure of 40 loss generating company-owned salons over the past twelve months.

Balance Sheet and Cash Flow
The Company ended the third quarter of fiscal year 2024 with $5.9 million in cash and cash equivalents, $187.8 million in outstanding borrowings and total liquidity of $36.7 million. Net cash used in operating activities for the nine months ended March 31, 2024 totaled $7.1 million, an improvement of $1.3 million from the nine months ended prior year due to lower operating costs.

Non-GAAP Reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing third quarter results today, May 1, 2024, at 7:30 a.m. Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. The webcast will include a slide presentation. A replay of the presentation will be available on our website at the same web address.
About Regis Corporation
Regis Corporation (NasdaqGM:RGS) is a leader in the haircare industry. As of March 31, 2024, the Company franchised or owned 4,557 locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Relations section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “will,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material adverse impact on our business and results of operations as a result of changes in consumer shopping trends and changes in manufacturer distribution channels; laws and regulations could require us to modify current business practices and incur increased costs; our potential responsibility for Empire Education Group, Inc.'s liabilities; changes in general economic environment; changes in consumer tastes, hair product innovation, fashion trends and consumer spending patterns; compliance with listing requirements; reliance on franchise royalties and overall success of our franchisees’ salons; our salons' dependence on a third-party supplier agreement for merchandise; our franchisees' ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; data security and privacy compliance and our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' salons; the successful migration of our franchisees to the Zenoti salon technology platform; our ability to maintain and enhance the value of our brands; reliance on information technology systems; reliance on external vendors; the use of social media; the effectiveness of our enterprise risk management program; ability to generate sufficient cash flow to satisfy our debt service obligations; compliance with covenants in our financing arrangement, access to the existing revolving credit facility, and acceleration of our obligation to repay our indebtedness; the completion and/or results of the strategic alternatives review; limited resources to invest in our business; premature termination of agreements with our franchisees; financial performance of Empire Education Group, Inc.; our ability to close the sale of our ownership stake in Empire Education Group, Inc.; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal control over financial reporting; changes in tax exposure; the ability to use U.S. net operating loss carryforwards; potential litigation and other legal or regulatory proceedings; future goodwill impairment or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands, except per share data)

	March 31, 2024	June 30, 2023

ASSETS
Current assets:
Cash and cash equivalents	$5,886	$9,508
Receivables, net	9,514	10,885
Inventories, net	720	1,681
Other current assets	11,656	15,164
Total current assets	27,776	37,238

Property and equipment, net	5,437	6,422
Goodwill	173,345	173,791
Other intangibles, net	2,518	2,783
Right of use asset	311,120	360,836
Other assets	23,511	26,307
Total assets	$543,707	$607,377

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$9,947	$14,309
Accrued expenses	25,693	30,109
Short-term lease liability	73,485	81,917
Total current liabilities	109,125	126,335

Long-term debt, net	179,718	176,830
Long-term lease liability	249,317	291,901
Other non-current liabilities	41,369	49,041
Total liabilities	579,529	644,107
Commitments and contingencies
Shareholders' deficit:
Common stock, $0.05 par value; issued and outstanding 2,279,948 and 2,277,828 common shares at March 31, 2024 and June 30, 2023, respectively	114	114
Additional paid-in capital	68,040	66,764
Accumulated other comprehensive income	8,796	9,023
Accumulated deficit	(112,772)	(112,631)
Total shareholders' deficit	(35,822)	(36,730)
Total liabilities and shareholders' deficit	$543,707	$607,377
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three and Nine Months Ended March 31, 2024 and 2023
(Dollars and shares in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023

Revenues:
Royalties	$15,687	$16,036	$48,035	$49,374
Fees	2,617	2,510	7,740	8,301
Product sales to franchisees	—	644	451	2,194
Advertising fund contributions	5,773	7,787	19,807	24,003
Franchise rental income	23,780	26,629	72,534	85,845
Company-owned salon revenue	1,324	2,167	5,039	7,894
Total revenue	49,181	55,773	153,606	177,611
Operating expenses:
Cost of product sales to franchisees	19	1,045	436	2,825
Inventory reserve	—	—	—	1,228
General and administrative	11,247	13,099	33,748	39,207
Rent	1,766	2,077	4,257	5,920
Advertising fund expense	5,773	7,787	19,807	24,003
Franchise rent expense	23,780	26,629	72,534	85,845
Company-owned salon expense (1)	1,503	2,088	4,301	7,291
Depreciation and amortization	1,009	1,008	2,056	6,052
Long-lived asset impairment	—	36	170	36
Total operating expenses	45,097	53,769	137,309	172,407

Operating income	4,084	2,004	16,297	5,204

Other (expense) income:
Interest expense	(6,153)	(4,787)	(18,529)	(13,123)
Other, net	(298)	381	(199)	1,166

Loss from operations before income taxes	(2,367)	(2,402)	(2,431)	(6,753)

Income tax (expense) benefit	(54)	241	201	213

Loss from continuing operations	(2,421)	(2,161)	(2,230)	(6,540)

Income from discontinued operations	89	518	2,089	3,958

Net loss	$(2,332)	$(1,643)	$(141)	$(2,582)

Net loss per share:
Basic and diluted:
Loss from continuing operations	$(1.03)	$(0.93)	$(0.95)	$(2.83)
Income from discontinued operations	0.04	0.22	0.89	1.71
Net loss per share (2)	$(1.00)	$(0.71)	$(0.06)	$(1.12)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	2,342	2,315	2,338	2,308
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(1)Includes cost of service and product sold to guests in our Company-owned salons. Excludes general and administrative expense, rent and depreciation and amortization related to Company-owned salons.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
For the Nine Months Ended March 31, 2024 and 2023
(Dollars in thousands)

	Nine Months Ended March 31,
	2024	2023

Cash flows from operating activities:
Net loss	$(141)	$(2,582)
Adjustments to reconcile net loss to cash used in operating activities:
Gain from sale of OSP	(2,000)	(4,552)
Depreciation and amortization	1,576	5,502
Long-lived asset impairment	170	36
Deferred income taxes	(50)	(49)
Inventory reserve	—	1,228
Non-cash interest	1,956	51
Stock-based compensation	1,201	1,668
Amortization of debt discount and financing costs	2,240	2,144
Other non-cash items affecting earnings	216	365
Changes in operating assets and liabilities, excluding the effects of asset sales	(12,298)	(12,276)
Net cash used in operating activities	(7,130)	(8,465)

Cash flows from investing activities:
Capital expenditures	(372)	(339)
Proceeds from sale of OSP, net of fees	2,000	4,500
Net cash provided by investing activities	1,628	4,161

Cash flows from financing activities:
Borrowings on credit facility	4,000	11,357
Repayments of long-term debt	(2,499)	(9,491)
Debt refinancing fees	(2,552)	(4,383)
Taxes paid for shares withheld	(16)	(35)
Net cash used in financing activities	(1,067)	(2,552)

Effect of exchange rate changes on cash and cash equivalents	(11)	(103)

Decrease in cash, cash equivalents, and restricted cash	(6,580)	(6,959)

Cash, cash equivalents and restricted cash:
Beginning of period	21,396	27,464
End of period	$14,816	$20,505
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REGIS CORPORATION
Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	March 31, 2024			March 31, 2023
	Service	Retail	Total	Service	Retail	Total

Supercuts	2.1%	(10.7)%	1.6%	8.1%	(2.6)%	7.6%
SmartStyle	(2.2)	(13.4)	(4.2)	1.9	(10.3)	(0.5)
Portfolio Brands	2.9	(8.9)	1.9	9.4	2.3	8.8
Total	1.5%	(11.4)%	0.5%	7.2%	(5.1)%	6.0%

	Nine Months Ended
	March 31, 2024			March 31, 2023
	Service	Retail	Total	Service	Retail	Total

Supercuts	2.6%	(7.0)%	2.2%	8.6%	(6.1)%	7.9%
SmartStyle	(1.2)	(10.4)	(2.9)	0.7	(13.6)	(2.2)
Portfolio Brands	3.8	(4.5)	3.0	7.2	(4.7)	6.1
Total	2.2%	(7.8)%	1.4%	6.6%	(9.4)%	5.0%
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(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	March 31, 2024	June 30, 2023

FRANCHISE SALONS:
Supercuts	1,976	2,082
SmartStyle/Cost Cutters in Walmart Stores	1,322	1,388
Portfolio Brands	1,141	1,223
Total North American salons	4,439	4,693
Total International salons (1)	98	102
Total Franchise salons	4,537	4,795
as a percent of total Franchise and Company-owned salons	99.6%	98.6%

COMPANY-OWNED SALONS:
Supercuts	4	7
SmartStyle/Cost Cutters in Walmart Stores	8	48
Portfolio Brands	8	13
Total Company-owned salons	20	68
as a percent of total Franchise and Company-owned salons	0.4%	1.4%

Grand Total, System-wide	4,557	4,863
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(1)Canadian and Puerto Rican salons are included in the North American salon totals.
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Non-GAAP Reconciliations:
This press release includes a presentation of adjusted EBITDA and adjusted Franchise revenue, which are non-GAAP measures. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We believe our presentation of the non-GAAP measures provides meaningful insight into our ongoing operating performance and a supplemental perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as "items impacting comparability" based on how management views our business, makes financial, operating and planning decisions and evaluates the Company's ongoing performance.
The following items have been excluded from our non-GAAP adjusted EBITDA results: discontinued operations, one-time professional fees and legal settlements, severance expense, excess inventory impairment charges, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs.
We present adjusted revenue to provide a meaningful Franchise adjusted EBITDA margin, which removes non-margin revenue from total revenue to arrive at an adjusted margin. Margin is a common metric used by investors, however, the majority of our revenue is offset by equal expense, so it does not contribute to our margin. We remove the non-margin revenue from this metric in order to show a meaningful margin rate.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
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REGIS CORPORATION
Reconciliation of U.S. GAAP Net Income to Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023

Consolidated reported net loss, as reported (U.S. GAAP)	$(2,332)	$(1,643)	$(141)	$(2,582)
Interest expense, as reported	6,153	4,787	18,529	13,123
Income taxes, as reported	54	(241)	(201)	(213)
Depreciation and amortization, as reported	1,009	1,008	2,056	6,052
Long-lived asset impairment, as reported	—	36	170	36
EBITDA	$4,884	$3,947	$20,413	$16,416

Inventory reserve	—	—	—	1,228
Professional fees and legal settlements	33	—	62	1,248
Severance	230	786	230	852
Lease liability benefit	(59)	(297)	(281)	(1,515)
Lease termination fees	43	266	205	1,571
Discontinued operations	(89)	(518)	(2,089)	(3,958)
Adjusted EBITDA, non-GAAP financial measure	$5,042	$4,184	$18,540	$15,842
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REGIS CORPORATION
Reconciliation of Reported Franchise Adjusted EBITDA as a Percent of GAAP Franchise Revenue
to Franchise Adjusted EBITDA as a Percent of Adjusted Franchise Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023

Franchise adjusted EBITDA	$5,815	$4,815	$20,146	$17,338
GAAP Franchise revenue	47,857	53,606	148,567	169,717
Franchise adjusted EBITDA as a percent of GAAP Franchise revenue	12.2%	9.0%	13.6%	10.2%
Non-margin revenue adjustments:
Franchise rental income	$(23,780)	$(26,629)	$(72,534)	$(85,845)
Advertising fund contributions	(5,773)	(7,787)	(19,807)	(24,003)
Adjusted Franchise revenue	$18,304	$19,190	$56,226	$59,869
Franchise adjusted EBITDA as a percent of adjusted Franchise revenue	31.8%	25.1%	35.8%	29.0%
– end